MONTHLY OPERATING REPORTS
COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02

CURRENT ASSETS
Cash	1,183,744	1,949,288	0	0	0
Accounts Receivable, Net (Sched. A)	6,052,238	5,107,740	0	0	0	0	0
Inventory, At Lower Of Cost Or Market	2,793,225	2,793,225	0
Prepaid Expenses	2,992,079	2,273,381	0	0	0
Collateral held by credit card processors	11,541,643	9,196,062	0	0	0

Total Current Assets	24,562,929	21,319,696	0	0	0	0	0

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,799,301	19,799,301	0	0	0	0	0
Less Accumulated Depreciation	12,184,735	12,184,735	0	0	0

Net Property	7,614,566	7,614,566	0	0	0	0	0

OTHER ASSETS (Describe)	0	0	0	0	0
Deferred debt issuance costs - warrants	686,638	686,638
Leased aircraft deposits	3,598,000	3,598,000
Security deposits	630,580	630,580
Other - Attachment 1	1,443,356	1,373,356
Total Other Assets	6,358,574	6,288,574	0	0	0	0	0

TOTAL ASSETS	38,536,069	35,222,836	0	0	0	0	0

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES

ARE TRUE AND CORRECT.

Date submitted___________________ Signed________________________________

MONTHLY OPERATING REPORTS
COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00

LIABILITIES
Post Petition Liabilities (Sched. C)		539,971	0	0	0	0	0

Pre Petition Liabilities
Notes Payable - Secured	7,735,867	7,735,867	0	0	0
Priority Debt	23,035,529	20,709,024	0	0	0
Unsecured Debt	64,714,283	64,170,561	0	0	0
Other	0	0	0	0	0

Total Pre Petition Liabilities	95,485,679	92,615,453	0	0	0	0	0

Total Liabilities	95,485,679	93,155,424	0	0	0	0	0

STOCKHOLDERS' EQUITY
Preferred Stock	590	590
Common Stock	43,099	43,099	0	0	0
Paid-In Capital	105,517,030	105,517,030	0	0	0
Retained Earnings
Through Filing Date	(162,510,329)	(162,510,329)	0	0	0
Post Filing Date	0	(982,978)	(982,978)	(982,978)	(982,978)	(982,978)	(982,978)

Total Stockholders' Equity	(56,949,610)	(57,932,588)	(982,978)	(982,978)	(982,978)	(982,978)	(982,978)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,536,069	35,222,836	(982,978)	(982,978)	(982,978)	(982,978)	(982,978)

		STATEMENT OF INCOME (LOSS)

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	YEAR
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TO DATE
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00	08/31/02

GROSS SALES (INCOME)	2,250	0	0	0			2,250

COST OF GOODS SOLD
Materials	0	0	0	0			0
Labor - Direct	0	0	0	0			0
Manufacturing Overhead	0	0	0	0			0

Total Cost of Goods Sold	0	0	0	0	0	0	0

GROSS PROFIT	2,250	0	0	0	0	0	2,250

OPERATING EXPENSES
Selling & Marketing	0	0	0				0
Executive & Mgmt. Salaries	196,151	0	0	0			196,151
Office & Other Salaries	55,483	0					55,483
Rent - see footnote	274,768	0	0	0			274,768
Other - Attachment 2	219,451	0	0				219,451

Total Operating Expenses	745,852	0	0	0	0	0	745,852

OTHER EXPENSES
Quarterly Fees	1,875						1,875
Depreciation							0
Interest							0
Attorney's Fees	237,500		0				237,500
Other Professional Fees	0						0

Total Other Expenses	239,375	0	0	0	0	0	239,375

Total Expenses	985,227	0	0	0	0	0	985,227

NET INCOME (LOSS)	(982,978)	0	0	0	0	0	(982,978)

footnote - The Debtor is currently analyzing its rent obligations and believes that some portion of the rent listed herein is not owing or entitled to administrative priority. The Debtor is reporting rent herein on a worst-case basis, and nothing herein shall be deemed an admission with respect to rent owing by the Debtor. The Debtor reserves the right to object to claims for rent and reserves all arguments including , but not limited to, any argument that the rent listed herein is not owing or is not entitled to administrative priority.

STATEMENT OF SOURCE AND USE OF CASH

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	YEAR
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TO DATE
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00	01/00/00
CASH DIFFERENCE
Current Ending Cash Balance	1,949,288	0	0	0	0	0	1,949,288
Less Ending Prior Month Balance	1,183,744	0	0	0	0	0	1,183,744

NET CASH INCREASE(DECREASE)	765,544	0	0	0	0	0	765,544

SOURCES OF CASH
Income (Loss) From Operations	(982,978)	0	0	0	0	0	(982,978)
Add: Non-cash items (Depr. & Amort.)	0	0	0	0	0	0	0

Cash Generated From Operations	(982,978)	0	0	0	0	0	(982,978)

Add: Decrease in Assets
Accounts Receivable	944,498	0	0	0	0	0	944,498
Inventory	0	0	0	0	0	0	0
Prepaid Expenses	718,698	0	0	0	0	0	718,698
Property, Plant & Equipment	0	0	0	0	0	0	0
Other Current Assets	2,345,581	0	0	0	0	0	2,345,581
Other Assets	70,000	0	0	0	0	0	70,000

Increase in Liabilities:
Post Petition Liabilities	539,971	0	0	0	0	0	539,971
Pre Petition Liabilities	0	0	0	0	0	0	0

TOTAL SOURCES OF CASH	3,635,770	0	0	0	0	0	3,635,770

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable	0	0	0	0	0	0	0
Inventory	0	0	0	0	0	0	0
Prepaid Expenses	0	0	0	0	0	0	0
Property, Plant & Equipment	0	0	0	0	0	0	0
Other Current Assets	0	0	0	0	0	0	0
Other Assets	0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities	0	0	0	0	0	0	0
Pre Petition Liabilities	2,870,226	0	0	0	0	0	2,870,226

TOTAL USE OF CASH	2,870,226	0	0	0	0	0	2,870,226

NET CASH INCREASE (DECREASE)	765,544	0	0	0	0	0	765,544

	SCHEDULE OF ACCOUNTS RECEIVABLE AGING					SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	6,052,238	1,763,590	705,231	318,405	103,014	3,161,998
% of Total	100%	29.14%	11.65%	5.26%	1.70%	52.25%
		.
Month:_8/31/02________________	5,107,740	136	1,487,596	103,993	315,330	3,200,684
% of Total	100%	0.00%	29.12%	2.04%	6.17%	62.66%

Month:_________________
% of Total	100%	0.00%	0.00%	0.00%	0.00%	0.00%

Month:_________________
% of Total	100%	0.00%	0.00%	0.00%	0.00%	0.00%

Month:_________________
% of Total	100%	0.00%	0.00%	0.00%	0.00%	0.00%

Month:_________________
% of Total	100%	0.00%	0.00%	0.00%	0.00%	0.00%

Month:_________________
% of Total	100%	0.00%	0.00%	0.00%	0.00%	0.00%

		SCHEDULE OF FIXED ASSETS				SCHEDULE B

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00

FIXED ASSETS:
Rotables	2,946,226
Office Equipment	2,175,699
Aircraft Improvements	802,581
Ground Equipment	800,459
Tools and Caliberated Tools	345,041
Leasehold Improvments	198,160
Vehicles	179,457
Furniture and Fixtures	166,944

Other____________

________________

TOTAL FIXED ASSETS	7,614,566	0	0	0	0	0

		SCHEDULE OF POST PETITION DEBT				SCHEDULE C

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00

TRADE ACCOUNTS PAYABLE

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes	36,000
Franchise Taxes	5,000

TOTAL TAXES PAYABLE	41,000	0	0	0	0	0

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities	404,265
Payroll	94,706
__________________________

TOTAL OTHER LIABILITIES	498,971	0	0	0	0	0

TOTAL POST PETITION DEBT	539,971	0	0	0	0	0

Other Assets - Attachment 1
		7/31/2002	8/31/2002
		Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00	495,620.00
Pittsburgh	PaineWebber Inc.	69,904.00	69,904.00
Delta	PaineWebber Inc.	70,000.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68	645,909.68
Seabury	737s	94,987.48	94,987.48

	Totals:	1,443,355.81	1,373,355.81